CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. ASTERISKS DENOTE OMISSIONS.


                                                                   EXHIBIT 10.69

                                                                  EXECUTION COPY

                             AMENDMENT NO. 2 TO THE
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                        @VENTURES FOREIGN FUND III, L.P.

         This Amendment No. 2, dated as of June 7, 2002 (this "Amendment"), to the Agreement of Limited Partnership dated as of December 22, 1998 (as amended to date, the "Agreement") of @Ventures Foreign Fund III, L.P., a Delaware limited partnership (the "Partnership"), is by and among @Ventures Partners III, LLC, the general partner of the Partnership (the "General Partner"), and all of the Limited Partners of the Partnership. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

         WHEREAS, the General Partner has represented that the Partnership made distributions to the Partners, in accordance with the Agreement, in respect of the Partnership's investments in MCA Health Pages, Inc. (which was acquired by Promedix Corp., which was in turn acquired by Ventro Corporation (formerly known as Chemdex Corporation)) and ONElist Inc. (which was merged into eGroups, Inc., which was subsequently acquired by Yahoo! Inc.), which distributions consisted of shares of capital stock of Ventro Corporation and Yahoo! Inc. (the "Distributed Securities"); and

         WHEREAS, the undersigned Partners desire to amend the Agreement to (i) compensate the Limited Partners for certain excess distributions to the General Partner arising out of the distributions of the Distributed Securities and to modify certain of the General Partner's obligations to the Partnership which relate to the General Partner's receipt of a portion of the Distributed Securities, (ii) reflect that the General Partner and the Management Company have agreed to waive certain Incentive Distributions and Management Fees, respectively, with respect to the conduct of the business of the Partnership from and after February 1, 2002, (iii) establish an advisory board consisting of representatives selected by the Limited Partners and the limited partners of the Domestic Fund, and (iv) modify certain other provisions of the Agreement, as more fully set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Partners agree as follows:

         1. Effective Date of Amendment. This Amendment shall become effective on the date on which each of the following has occurred: (a) this Amendment has been signed and delivered by the General Partner and all of the Limited Partners, (b) the Management Contract has been effectively amended in the form attached hereto as Exhibit 3; and (c) the distributions contemplated by Section 7 of this Amendment have been received by the Limited Partners (such date, the "Amendment Effective Date").

         2. Representations and Covenants by General Partner and Partnership. The General Partner hereby represents and warrants that (i) the audited annual financial statements of the

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Partnership for the Partnership's fiscal years ended December 31, 1999 and
December 31, 2000, as audited by the Partnership's independent certified public accountants and heretofore furnished to the Limited Partners, are complete and correct in all material respects and fairly present the financial condition and results of operations of the Partnership, at the dates and for the periods indicated; (ii) the informational schedules entitled (A) "Summary - Incentive Distributions of @Ventures Partners III, LLC from @Ventures III, LP and from @Ventures Foreign Fund III, LP," (B) [***] Calculation - @Ventures III, LP and @Ventures Foreign Fund III, LP, " and (C) "Financial Impact by Fund," as prepared by the General Partner and attached hereto as Exhibit 2, are complete and correct and fairly present the distributions to the Partners with respect to the Distributable Securities, the calculation of the "carried interest" to the General Partner entity (including the Escrow Amounts), fund cash to be returned, and the other amounts set forth therein; (iii) the amounts specified on the Partnership's unaudited balance sheet as of March 31, 2002, which is included in
Exhibit 2, for "Cash and cash equivalents" and "Restricted cash" are correct in all material respects as of such date; and (iv) in the case of each of clauses
(i), (ii) and (iii) above such information does not contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no claim for a breach of the representation and warranty in clause (i) above may be asserted based on the omission from the Partnership's financial statements of any reference to the failure to establish or fund the escrow account with respect to the Distributed Securities contemplated by Section 5.2F of the Agreement. In addition, each of the Partnership and General Partner (I) represents and warrants to the Limited Partners that as of the Amendment Effective Date (as defined below) there are no Committed Investments, and (II) covenants not to make or bind the Partnership to any Committed Investments, Follow-on Investments, or other investments (other than Temporary Investments) without the prior written approval of a Majority in Interest of Limited Partners of the Partnership.

         3. Amendment to Section 2.5. Section 2.5 of the Agreement is hereby amended to read in its entirety as follows:

               "2.5 Term.

                    The Partnership shall continue in full force and effect
               until [***], unless extended or until earlier terminated pursuant to Section 11.1."

         4. Amendment to Section 3.1. The following paragraph is hereby added at the end of Section 3.1:

               "Notwithstanding the foregoing, or any other provision of this Agreement, from and after the effective date ("Amendment Effective Date") of Amendment No. 2 to the Agreement of Limited Partnership of the Partnership dated as of June 7, 2002 (the "Second Amendment"), the General Partner and/or Partnership will not call for additional contributions from the Limited Partners in respect of their unfunded Capital Commitments for any or no reason, except for Management Fees in the event that the term of the Partnership is extended past [***] in accordance with Section 11.1(1)(x). If pursuant to Sections 6.5C and 11.1(1)(x), the term of the Partnership is

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          extended and a Management Fee is due, the Partners shall determine at that time the source of payment for such Management Fee in accordance with Section 11.1(1)(x)."

         5. Section 3.3 shall be deleted in its entirety and the following is substituted therefor:

               "Section 3.3 [Intentionally Omitted.]

         6. Without the prior written approval of a Majority in Interest of Limited Partners of the Partnership, the Partnership shall not (a) fund or participate in any Bridge Financings or other investments, except for Temporary Investments, or (b) borrow funds or guarantee any obligations or otherwise encumber the Partnership's assets.

         7. Amendment to Section 5.2E. Section 5.2E of the Agreement is hereby amended by adding, at the end thereof, the following paragraph:

               "Notwithstanding the foregoing, or any other provision of this Agreement (including without limitation, Section 5.3), in full satisfaction of the General Partner's "Excess Distribution Liability" (as defined below) solely relating to the Partnership's distribution of the Distributed Securities, the General Partner has contributed to the capital of the Partnership, in cash, $[***] (and deposited such amount into the Escrow Account, as described in Section 5.2F). Such amount shall be disbursed on the Amendment Effective Date as follows:
          (i) first, as has been requested by the Limited Partners, $[***] of such amount shall be paid to @Ventures Expansion Management LLC, in payment of management fees due from @Ventures Foreign Expansion Fund, L.P. to @Ventures Expansion Management LLC in respect of the period from February 1, 2002 to December 31, 2002; (ii) second, $[***] shall be distributed solely to the Limited Partners, in proportion to their respective Percentages of Contributed Capital, and (iii) third, $10,000 shall be paid to Hogan & Hartson LLP, counsel to the Limited Partners of the Partnership and to the limited partners of @Ventures Foreign Expansion Fund, L.P. "Excess Distribution Liability" shall mean the General Partner's obligation to pay to the Partners under
          Section 5.2E of the Agreement any amount relating to the Partnership's distribution of the Distributed Securities. In all other respects, this Section 5.2E shall remain in full force and effect."

         8. Amendment to Section 5.2F. Section 5.2F of the Agreement is hereby amended by adding, at the end thereof, the following language:

          "Immediately prior to the Amendment Effective Date, the General Partner deposited $[***] in cash into the Escrow Account, and such amount shall be distributed at the times and in the manner described in Section 5.2E (as amended by the Second Amendment). Notwithstanding the foregoing or any other provision of the Agreement, from and after the Amendment Effective Date, the General Partner shall have no further obligations under this Section 5.2F relating to the Partnership's distribution of Distributed Securities. In all other respects, this Section 5.2F shall remain in full force and effect."

         9. Amendment to Section 5.3. Section 5.3 of the Agreement is hereby amended by adding, at the end thereof, the following sentence:

          "Notwithstanding any other provision of this Section 5.3, for purposes of calculating the balance in the General Partner's Capital Account pursuant to the third sentence of this Section, there shall be added to the General Partner's Capital Account an amount equal to $[***] (solely to offset previous allocations relating to the Distributed Securities, which resulted in the General Partner's obligations under
          Section 5.2E)."

         10. Amendment to Section 5.6B. Section 5.6B of the Agreement is hereby amended to read in its entirety as follows:

               "B. From and after the Amendment Effective Date, Marketable Securities shall (i) if traded on a national securities exchange, be valued at the last sale price for such Marketable Securities on such exchange on the trading date immediately preceding the date of determination, or (ii) if the trading of such Marketable Securities is reported through the National Association of Securities Dealers Automated Quotation System, such Marketable Securities shall be the last closing "bid" price for such Marketable Securities as shown by the National Association of Securities Dealers Automated Quotation System on the trading date immediately preceding the date of determination."

         11. Addition of Section 5.10. The following Section 5.10 is hereby added to the Agreement, immediately following Section 5.9:

               "5.10 General Partner Distributions and Payments; Amendment Effective Date Distributions.

                    A. From and after the Amendment Effective Date, the General
                Partner hereby waives its right to receive (i) any Incentive Distributions until such time as (x) the Limited Partners have received aggregate distributions from the Partnership pursuant to Article V, including distributions under Sections 5.2E and F (as amended hereby), equal to the aggregate amount of their Capital Contributions to the Partnership, and (y) it has waived, pursuant to this Section 5.10A, receipt of a total of $[***] of Incentive Distributions (the date on which the conditions in both clauses (x) and (y) have occurred, the "Waiver Date"), (ii) any associated allocations of Operating Income or Loss and Investment Gain or Loss to the extent attributable to the amounts waived pursuant to clause (i) of this Section 5.10A and
                (iii) any distributions upon liquidation in respect of its positive Capital Account to the extent of any portion of such Capital Account balance which is attributable to amounts waived pursuant to clauses (i) and (ii) of this Section 5.10A. From and after the Waiver Date, Incentive Distributions may be made to the General Partner, but only after (A) the Foreign Designee to the LP Advisory Board (as defined in Section 6.6 below) has reviewed the proposed distribution and determined that it is in accordance with the provisions of this Agreement, as amended hereby and giving effect to the foregoing waiver, and (B) such distribution has been approved by Two-Thirds in Interest of the Limited Partners.

                    B. From and after the date that the Limited Partners have
               received aggregate distributions from the Partnership which are equal to their aggregate Capital Contributions, the Partnership, upon the recommendation of the Foreign Designee to the LP Advisory Board and with the prior approval of Two-Thirds in Interest of the Limited Partners, shall be authorized to, but not have the obligation to, cause the Partnership to pay, out of Partnership receipts, a bonus to the Principals (as defined in Section 6.4), in such amounts as Two-Thirds in Interest of the Limited Partners may determine, in their sole discretion.

                    C. The Partnership shall pay the fees and expenses of a
               single counsel to the Limited Partners in connection with the transactions contemplated by the Second Amendment in an amount equal to $10,000.00 on the Amendment Effective Date as set forth in Section 5.2E. The General Partner shall pay all legal, accounting and other fees and expenses relating to the Second Amendment, other than the fees and expenses of counsel to the Limited Partners.

         12. Amendments to Section 6.4. Section 6.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

               "If, on or before December 31, 2003, any of [***], or any person who has been substituted for any of the foregoing individuals upon the recommendation of the Foreign Designee to the LP Advisory Board and with the prior approval of Two-Thirds in Interest of the Limited Partners (individually, a "Principal" and collectively, the "Principals") (x) cease to be members of either the General Partner or the Management Company or otherwise cease to be actively involved on a substantially full time basis in the business of the Partnership, the Domestic Fund, the CMGI Funds, the Management Company, @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC and any other future @Ventures investment entities of which CMGI is the sole investor, or (y) breach the covenant of the Principals contained in
          Section 7.1 (as amended by the Second Amendment) (any such event hereinafter referred to as a "Triggering Event"), prompt notice of such Triggering Event shall be given to all Limited Partners. At any time within ninety (90) days after receipt of notice of a Triggering Event, Two-Thirds in Interest of the Limited Partners may by an election in writing determine to put the Partnership into Continuity Mode. While in Continuity Mode, the General Partner shall continue to act on behalf of the Partnership to perform the functions of the General Partner with respect to the existing investments of the Partnership. At any time after commencement of the Continuity Mode (or such shorter period of time as may be agreed to by Two-Thirds in Interest of the Limited Partners), Two-Thirds in Interest of the Limited Partners may by an election in writing remove the General Partner or dissolve the Partnership.

               Each of [***] agrees that, during the period from the Amendment Effective Date through [***], he shall be engaged in the activities contemplated by the second sentence of Section 7.1 (as amended by the Second Amendment), he shall not be entitled to receive out of amounts paid by the Partnership to the Management Company as management fees (or otherwise), [***], and that the Partnership [***] or any other person during such period (except pursuant to Section 5.10B). If a Triggering Event occurs as a result of (x) the Resignation (as hereinafter defined) of any of [***] from the management of the Partnership and the Domestic Fund on or before [***] (other than a Resignation following a termination of the Partnership or removal of the General Partner for reasons other than for cause relating to acts or omissions of such Principal), or (y) the breach by such Principal of his obligations under the second sentence of Section 7.1 of this Agreement (as amended by the Second Amendment) the applicable Principal shall pay, to the Partnership, as liquidated damages, within 30 days following the occurrence of such Triggering Event, an amount equal to (aa) [***] multiplied by (bb) [***], and the denominator of which is 22, provided that Two-Thirds in Interest of the Limited Partners may waive in any instance the payment of any such amount. Any amount so paid shall promptly be distributed to the Limited Partners in proportion to their Percentages of Contributed Capital. If any Principal fails to pay any such amount when due, such Principal shall also be responsible for the payment of the Partnership's and the Limited Partners' reasonable costs of collection with respect to such amount. As used herein, "Resignation" means a voluntary or involuntary termination of the applicable Principal's activities related to the management of the Partnership and the Domestic Fund, other than by reason of his death or ill health or as a result of the terminal illness of a spouse that causes such Principal to cease working in any professional capacity (including without limitation all work for the Partnership, any other @Ventures entity and otherwise)."

          13. Amendment to Section 6.5C.

               (a) Section 6.5C of the Agreement is hereby amended by adding at the end thereof the following language:

          "Notwithstanding the foregoing or any provision of the Management Contract to the contrary, with respect to all periods from and after February 1, 2002 through [***], the General Partner shall cause the Management Company to waive, and the Management Company by signing below hereby does waive, [***] Management Fees. If, pursuant to
          Section 11.1(1), the term of the Partnership is extended, the Management Fee for any such extension period payable to the Management Company shall be an amount mutually acceptable to the Management Company and the Partnership (any such Partnership approval shall require the consent of the Majority in Interest of Limited Partners of the Partnership), but in no event shall such fees exceed $[***] per year, and any such Management Fee shall be payable in semi-annual installments, on January 1 and July 1 of each year during the extension period. Notwithstanding any provision of this Agreement or the Management Contract to the contrary, the Management Contract shall automatically terminate on the last day of the Partnership term determined in accordance with Section 2.5."

               (b) Section 6.5E of the Agreement is hereby amended by adding at the end thereof, the following sentence:

          "Notwithstanding the foregoing, any amount which, pursuant to this
          Section 6.5E, is to be retained by the Management Company, the General Partner and/or their respective Affiliates and credited against the Management Fee payable by the Partnership in respect of any period from and after the Amendment Effective Date through [***], shall instead be paid to the Partnership."

               (c) Section 6.5F of the Agreement is hereby amended by adding at the end thereof the following language:

          "Notwithstanding the foregoing, any amount which, pursuant to this
          Section 6.5F, is to be retained by the Management Company, the General Partner and/or their respective Affiliates and credited against the Management Fee payable by the Partnership in respect of any period after the Amendment Effective Date through [***], shall instead be paid to the Partnership."

         14. Addition of Section 6.6. The following Section 6.6 is hereby added to the Agreement, immediately following Section 6.5:

               "6.6 LP Advisory Board.

                    A. There shall be established for the Partnership and the
               Domestic Fund an "LP Advisory Board," which shall consist of four persons, three of whom shall be designated by the limited partners of the Domestic Fund, by action of two-thirds in interest of limited partners of the Domestic Fund (each a "Domestic Designee" and collectively, the "Domestic Designees"), and one of whom shall be designated by the Limited Partners of the Partnership, by action of a Majority in Interest of Limited Partners of the Partnership (the "Foreign Designee"). The Foreign Designee may be removed or replaced at any time, for any reason or no reason, only by action of a Majority in Interest of Limited Partners of the Partnership. Any Domestic Designee may be removed or replaced at any time, for any reason or no reason, only by action of two-thirds in interest of the limited partners of the Domestic Fund.

                    B. The General Partner shall deliver the Foreign Designee
               reasonable advance notice (which shall be provided by electronic mail or in writing) in order to permit the Foreign Designee and the other members of the LP Advisory Board to participate (at their discretion, in person at the principal place of business of the Partnership or by means of telephone conference call) once per month in the General Partner's regularly scheduled weekly meeting, at which meeting the General Partner shall report on Partnership activities. A representative of CMG @Ventures III, LLC shall be entitled to attend and participate in all such monthly meetings, but shall not be a member of the LP Advisory Board.

                    C. The LP Advisory Board, working with the General Partner, shall establish requirements for periodic reports to be prepared by the General Partner and

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               provided on a regular basis to all Limited Partners in addition to the reports required under the other provisions of this Agreement.

                    D. The General Partner shall disclose in reasonable detail to the LP Advisory Board any potential conflicts of interest occurring on or after the Amendment Effective Date in any transaction or relationship (I) between the Partnership on the one hand and the General Partner, the Management Company and/or a Limited Partner on the other hand, (II) between the Partnership, on the one hand, and CMGI, Inc. or any of its Affiliates on the other hand, in connection with any investment or restructuring of an existing investment in a portfolio company or other related transaction in which both the Partnership and CMGI, Inc. or any of its Affiliates has an investment (other than, in the case of CMGI, Inc. or its Affiliates, required co-investments made by CMG @Ventures III, LLC and CMG @Ventures Expansion, LLC), or (III) between the Partnership and any other person or entity that the General Partner concludes should be disclosed to the LP Advisory Board for purposes of this Section 6.6D. Before proceeding with any transaction or relationship involving any such conflict of interest, (i) the General Partner shall seek advice from the LP Advisory Board regarding the proposed transaction or relationship and (ii) the Limited Partners shall have approved the proposed transaction or relationship (in the manner provided in the following sentence). The General Partner shall notify the Limited Partners in writing of the proposed transaction or relationship, and unless, prior to the last day of the 10-Business Day period following such notice, Limited Partners whose aggregate Percentage of Contributed Capital equals or exceeds 33 1/3% of all Limited Partners' Percentage of Contributed Capital shall have objected in writing to the General Partner to the proposed transaction or relationship, the Limited Partners shall be deemed to have approved the proposed transaction or relationship. In the event the General Partner obtains the requisite Limited Partner consent for a matter giving rise to a conflict of interest, neither it nor the Management Company nor any of their respective Affiliates shall have any liability to the Partnership or any Limited Partner in respect of such matter for actions taken in good faith by them to the extent that (a) such actions comply with any conditions imposed by the Limited Partners who are deemed to have approved the matter (as provided above), (b) any information furnished to and relied upon by the LP Advisory Board or the non-objecting Limited Partners in connection with such matter does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (c) such actions did not constitute a breach by the General Partner of its fiduciary duty. Nothing in this Subsection 6.6D is intended to (nor shall it) bind CMGI and/or its Affiliates with respect to actions taken or proposed to be taken by it or them in connection with the matters described in clause (II) above.

                    E. The LP Advisory Board shall have such responsibilities
               and authority, in addition to those set forth in this Section 6.6, as shall be specified in this Agreement (as amended hereby); provided, however, that in no event shall the LP Advisory Board, any Domestic Designee or Foreign Designee, or any Limited Partner of which such designee is a representative be deemed by virtue of its role with respect to the LP Advisory Board to take part in the management or control of the Partnership's affairs or to owe any fiduciary duty to the Partnership or any other Partner or person.

                    F. Except to the extent otherwise expressly provided herein,
               (I) in order for the LP Advisory Board to make a recommendation with respect to the Partnership, any decision of the LP Advisory Board shall require the approval of the Foreign Designee (and for this purpose the vote of the Domestic Designees on any matter shall be disregarded), and (II) in order for the LP Advisory Board to make a recommendation with respect to the Domestic Fund, any decision of the LP Advisory Board shall require the approval of two-thirds (2/3) in number of the Domestic Designees (and for this purpose the vote of the Foreign Designee on any matter shall be disregarded).

                    G. The Foreign Designee shall be entitled to indemnification from the Partnership in respect of actions or omissions taken by him in such capacity, to the same extent that an Indemnitee is entitled to indemnification pursuant to Section 9.3 provided, however, that clauses (x) and (y) of the first sentence of
               Section 9.3 shall be deemed modified in the case of the Foreign Designee and its Affiliates to state that the only circumstance under which such Indemnitees shall not be entitled to indemnification or release thereunder shall be if a court of competent jurisdiction shall determine that such Indemnitee acted in bad faith. The Foreign Designee shall not be liable to the Partnership or any other Partner for any act or omission taken or suffered by the Foreign Designee in good faith.

         15. Amendment to Section 7.1. The first paragraph of Section 7.1 of the Agreement is hereby amended to read in its entirety as follows:

               "The General Partner hereby agrees to use its best efforts in furtherance of the purposes and objectives of the Partnership and to devote to such purposes and objectives such of its time as shall be necessary for the management of the affairs of the Partnership. Until [***], each of the Principals agrees to use his best efforts in furtherance of the purposes and objectives of the Partnership, to devote such of his time as shall be necessary to the business of the Partnership, and to devote substantially all of his business time to the affairs of the Partnership, the Domestic Fund, the CMGI Funds, the Management Company, @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC and other future @Ventures investment entities of which CMGI is the sole investor. Breach by any Principal of his obligations under the preceding sentence shall constitute a Triggering Event for purposes of Section 6.4, and the sole remedy of the Partnership and/or any Partner against such Principal for breach of such obligations shall be [***] pursuant to and in accordance with the second paragraph of Section 6.4."

         16. Amendment to Section 7.3. The following language is hereby inserted at the end of Section 7.3:

               "The General Partner represents and warrants that, on the Amendment Effective Date there are, and prior to the Amendment Effective Date there have been, no side letters or similar arrangements ("Side Letters") between (X) (aa) the Partnership or the Domestic Fund, (bb) the General Partner or (cc) CMGI, Inc. or its Affiliates, but with respect to CMGI, Inc. or any Affiliate solely in its capacity as a member of the General Partner or acting for or on behalf of the General Partner, on the one hand and (Y) any Limited Partner or any limited partner of the Domestic Fund (each, a "Fund Limited Partner"), or any Affiliate of any Fund Limited Partner, on the other hand, except for those Side Letters listed or described on Exhibit 4 hereto. The General Partner hereby undertakes to provide the Limited Partners, within ten (10) days after execution thereof, with copies of any Side Letters entered into after the Amendment Effective Date between (X)
          (aa) the Partnership or the Domestic Fund, (bb) the General Partner or
          (cc) CMGI, Inc. or its Affiliates, but with respect to CMGI, Inc. or any Affiliate solely in its capacity as a member of the General Partner or acting for or on behalf of the General Partner, on the one hand and (Y) any Fund Limited Partner or any Affiliate of a Fund Limited Partner, on the other hand (any such Side Letter, a "Future Side Letter"). To the extent that any Future Side Letter relates to the interest of a Fund Limited Partner in the Partnership or in the Domestic Fund, as applicable, and establishes rights or benefits in favor of such Fund Limited Partner or its Affiliates that are more favorable to such Fund Limited Partner or its Affiliates than the rights or benefits that are established in favor of any (other, if applicable) Limited Partner in the Partnership, then each of the (other, if applicable) Limited Partners in the Partnership shall be entitled hereby to the same rights granted in any such Side Letter to the same extent as if such Limited Partner entered into an identical Side Letter with the Partnership, the General Partner or CMGI, Inc. or its Affiliate, as applicable (to the extent such rights are reasonably applicable to such other Limited Partner), unless the Limited Partner notifies the Partnership in writing to the contrary within 30 days after it receives a copy of such Side Letter (provided that nothing contained herein shall bind the Domestic Fund or require the Domestic Fund to provide any rights or benefits to any Limited Partner of the Partnership).

               Without limiting the foregoing, the General Partner represents and warrants that neither it nor the Management Company has: (I) provided to any Fund Limited Partner any financial or nonfinancial incentive or inducement to execute the Second Amendment and/or the Limited Partner Release in the form attached hereto as Exhibit 1 (the "LP Release") (or the counterpart amendment and release documents for the Domestic Fund, a copy of which is attached as Exhibit 5), other than the arrangements described in the Second Amendment (or the counterpart amendment for the Domestic Fund); or (II) modified or agreed to modify the terms of the LP Release to be provided by any Limited Partner (or the counterpart release to be provided by any Domestic Fund limited partner).

               Neither the General Partner nor the Management Company shall (I) provide to any Fund Limited Partner any financial incentive or inducement to execute the Second Amendment and/or the LP Release (or the counterpart amendment and release documents for the Domestic
          Fund), other than the arrangements described in the Second Amendment (or the counterpart amendment for the Domestic Fund) or (II) modify the terms of the LP Release to be provided by any Limited Partner or the counterpart release to be provided by any Domestic Fund limited partner; provided, however, that this sentence shall not, and is not intended to, prevent or prohibit the General Partner on its own behalf or on behalf of any other party (other than the Partnership and/or the Domestic Fund) from: (x) providing payment of any amount to any person (including a Fund Limited Partner) in connection with the settlement of any litigation proceeding to which the General Partner and/or any of its Affiliates is a party which has been commenced or is Imminent (as hereinafter defined) and the General Partner shall not be required to offer the benefits of any such payment to any Limited Partner pursuant to the second paragraph of Section 7.3; or (y) obtaining from a Fund Limited Partner a release on such terms as the General Partner may in its sole discretion determine in connection with the settlement of any litigation proceeding to which the General Partner and/or any of its Affiliates is a party which has been commenced or is Imminent, provided that if any such release relates primarily to matters which are included in the definition of "Released Claims" (as defined in the LP Release) and such release is more favorable to the releasing party than the terms of the LP Release, the General Partner shall offer the same release terms to all Limited Partners who previously executed LP Releases. As used herein, a litigation proceeding shall be considered to be "Imminent" if the General Partner and/or its Affiliates have received a complaint from the plaintiffs, regardless of whether the complaint has actually been filed in a court of law. The proviso included in clause (y) shall not be applicable in the event of settlement of claims to the extent that such claims do not relate to matters which are included in the definition of "Released Claims" (as defined in the LP Release).

               If the General Partner provides to any Fund Limited Partner any non-financial incentive or inducement to execute the Second Amendment and/or the LP Release (or the counterpart amendment and release documents for the Domestic Fund), the General Partner shall disclose in writing to the Limited Partners such incentive or inducement as provided in the second paragraph of this Section 7.3, and provide to the Limited Partners the benefits of such non-financial incentive or inducement to the extent provided in said second paragraph of this
          Section 7.3."

         17. Amendment to Section 11.1. Section 11.1(1) is hereby amended to read in its entirety as follows:

                    "(1) [***], provided that: (x) the term of the Partnership may be extended at the written request of the General Partner, for up to three one-year terms, provided that any such extension shall be effective only if approved by Two-Thirds in Interest of the Limited Partners of the Partnership; and (y) the term of the Partnership may be earlier terminated at the election of the General Partner if @Ventures Foreign Expansion Fund, L.P. has been terminated;"

         18. Amendment to Section 11.2. The second sentence of Section 11.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "At any time during the wind up, liquidation and dissolution of the Partnership as provided in this Section 11.2, Two-Thirds in Interest of the Limited Partners may (i) remove the General Partner and replace it, at Partnership expense, with a liquidator, and/or (ii) require the General Partner and/or liquidator to use commercially reasonable efforts to set up a liquidating trust pursuant to Section 11.3 in order to accomplish an orderly liquidation of the Partnership's assets on commercially reasonable terms."

         19. Amendment to Section 12.17. Section 12.17 of the Agreement is hereby amended in its entirety to read in its entirety as follows:

          "The General Partner hereby waives and relinquishes any and all of its rights to any interests, payments or other rights to co-investments in securities of Portfolio Companies as set forth in Section 12.17 of the Agreement prior to or after the effective date of the Second Amendment."

         20. Consent to Amendment of Management Contract. The Limited Partners hereby consent to the amendment of the Management Contract on the terms set forth in that certain Amendment to Management Contract dated as of the date hereof and substantially in the form attached hereto as Exhibit 3

         21. Confidentiality. The Limited Partners hereby confirm the confidentiality agreements contained in Section 8.12 of their respective Subscription Agreements, which confidentiality agreements shall be applicable to the arrangements effectuated by this Amendment No. 2.

         22. Releases. Each Limited Partner signing this Amendment No. 2 has delivered to the General Partner an executed Release, in the form and on the terms of Exhibit 1 attached hereto. Each such Release shall automatically become effective on the Amendment Effective Date.

         23. General Partner Legal Fees. No portion of the legal fees or other expenses incurred by the General Partner in connection with the transactions contemplated by this Amendment No. 2 will be borne by the Partnership.

         24. Ratification. In all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         25. Counterparts. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.


                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 as of the date first above written.

                                           GENERAL PARTNER:

                                           @VENTURES PARTNERS III, LLC

                                           By: /s/ Peter H. Mills
                                               ------------------
                                                   Authorized Managing Member

                                               Limited Partner:
                                               [***]

         Each of the undersigned is signing this Amendment No. 2, effective as of the Amendment Effective Date, for the limited purposes of reflecting their agreement to the matters specified in Section 12 of this Amendment No. 2 (with respect to Section 6.4 of the Agreement) and Section 15 of this Amendment No. 2 (with respect to Section 7.1 of the Agreement), and for no other purpose.

[***]
-------------------
[***]

         The undersigned is signing this Amendment No. 2, effective as of the Amendment Effective Date, for the limited purpose of reflecting its Agreement to the matters specified in Sections 13 and 16 of this Amendment No. 2 relating to Sections 6.5 and 7.3, respectively, of the Agreement, including without limitation, the waiver of Management Fees contemplated thereby.


@VENTURES MANAGEMENT, LLC


By: /s/ Peter H. Mills
    ------------------
        Authorized Member